Northmeadow Medical Center

SECURED INSTALLMENT NOTE

$8,000,000.00 November 20, 2007

FOR VALUE RECEIVED, the undersigned, NNN HEALTHCARE/OFFICE REIT NORTHMEADOW, LLC, a Georgia limited liability company having its chief executive office at 1551 N. Tustin Avenue, Suite 300, Santa Ana, CA 92705; Attn: Shannon Johnson (“Maker”), promises to pay to the order of EQUITRUST LIFE INSURANCE COMPANY, an Iowa corporation or its assigns (“Holder”) at its principal office located at 5400 University Avenue, West Des Moines, Iowa 50266, or at such other place as Holder may designate in writing, the principal sum of EIGHT MILLION AND NO/100 DOLLARS ($8,000,000.00) together with interest from the date advanced on the balance of the principal sum remaining from time to time unpaid at the rate of five and ninety-nine hundredths percent (5.99%) per annum (the “Base Interest Rate”) subject, however, to the provisions of paragraphs F and O below. Interest only upon the principal amount outstanding and unpaid shall be computed at the aforesaid rate and shall be paid on the first day of the month following the date hereof or, at Holder’s option, on the date hereof. Thereafter, interest shall be computed as aforesaid and such principal and interest shall be payable in monthly installments of Fifty-One Thousand Four Hundred Ninety-Five and 22/100 Dollars ($51,495.22) the first of which shall be due and payable on the first day of January, 2008 (the “First Monthly Payment Date”), and the succeeding installments of which shall be due and payable on the first day of each and every month thereafter, except that the entire unpaid balance of said principal and all accrued interest shall be due and payable in full on the first day of December, 2014 (the “Maturity Date”). Maker acknowledges and agrees that on the Maturity Date the above stated principal and interest payments will not have fully amortized the entire principal sum payable hereunder and that the payment due on the Maturity Date will be a “balloon payment” that is and shall be larger in amount than those preceding such payment. All terms not otherwise defined herein shall have the same meanings as set forth in the Security Deed (as defined in paragraph C below). The following terms and provisions shall apply to this Note:

A. All interest referred to and payable pursuant to this Note shall be calculated on the basis of a three hundred sixty (360) day year consisting of twelve (12) thirty (30) day months. So long as no Event of Default (as defined in paragraph C below) occurs or exists all monthly payments on account of the indebtedness evidenced by this Note, or otherwise pursuant to this Note, shall be applied in the following order: (i) first to late charges; (ii) second to the repayment of monies as may be advanced by Holder under the Security Deed, defined below, with interest thereon, until such monies are fully repaid, (iii) third to the payment of any costs (including attorneys’ fees) incurred by Holder in enforcing collection hereof; (iv) fourth to interest on the unpaid principal balance of this Note; and (v) fifth to the unpaid principal balance of this Note. In the event an Event of Default occurs or exists, Holder shall have the absolute right to apply any and all monthly payments received on account of the indebtedness evidenced by this Note, or any payments otherwise received pursuant to this Note, in any order that Holder deems appropriate, in its sole and absolute discretion.

B. Unless and until Maker is otherwise notified in writing by Holder, all monthly payments due on account of the indebtedness evidenced by this Note shall be made by electronic funds transfer debit transactions utilizing the Automated Clearing House (“ACH”) network of the U.S. Federal Reserve System and shall be initiated by Holder from Maker’s account (as shall have been previously established by Maker and approved by Holder) at an ACH member bank (the “ACH Account”) for settlement on the first day of each month as provided hereinabove; provided, however, that if the first day of any such month is a Saturday, Sunday or holiday, then settlement shall be made on the immediately following day which is not a Saturday, Sunday or holiday. Maker hereby authorizes Holder to electronically initiate the transfer of all monthly payments required on this Note by Automated Clearing House transfer of funds from the ACH member bank designated by Maker. Maker shall, prior to each payment due date, deposit and/or maintain sufficient funds in the ACH Account to cover all debit transactions initiated or to be initiated hereunder by or for Holder.

Concurrently with the delivery of this Note, Maker has executed and delivered written authorization to Holder to effect the foregoing and will from time to time execute and deliver further authorization to effect payment through Automated Clearing House transfer. Maker has delivered to Holder, concurrently with or prior to Maker’s execution and delivery of this Note, a voided blank check or a pre-printed deposit form for such ACH Account showing Maker’s ACH Account number with the ACH member bank and showing the ACH member bank routing number.

Notwithstanding the foregoing regarding the ACH member bank and the ACH network system, any failure, for any reason (other than Holder’s failure to timely initiate the transfer request), of the ACH network system or any electronic funds transfer debit transaction to be timely or fully completed shall not in any manner relieve Maker from its obligations to promptly, fully and timely pay and make all payments or installments provided for under this Note when due, and to comply with all other of Maker’s obligations under this Note or any other documents evidencing or securing the Note; or relieve Maker from any of its obligations to pay any late charges due or payable under the terms of this Note. Any failure of the ACH network system or of any electronic funds transfer debit transaction to timely or fully complete any payment due hereunder which is completely outside the control of Maker shall not cause Maker to be in default hereunder nor allow for the imposition of any late charges or default interest unless Maker does not cause such payment to be made within two (2) business days after being notified of such failure. Maker shall provide Holder with at least ten (10) days prior written notice of any change in the ACH information provided above and Maker shall not change ACH member banks without first obtaining Holder’s written approval.

C. This Note is secured by, among other things, that certain Deed to Secure Debt, Security Agreement and Financing Statement with Absolute Assignment of Rents and Leases (the “Security Deed”) dated of even date herewith executed by Maker, as Mortgagor, and encumbering certain real and personal property and other rights and improvements, as more particularly described in the Security Deed (the “Deed Property”). In the event Maker fails to pay any payment of principal or interest or both under this Note on the date the same is due, or if any other or further default occurs or exists under this Note, under the Security Deed, or under any other agreement, document or instrument executed, delivered or given to evidence or secure this Note or any sums advanced in connection herewith (the Security Deed, this Note and all other such agreements, documents, and instruments are herein collectively called the “Loan Documents”), or upon the filing by Maker of any petition for bankruptcy, reorganization or arrangement pursuant to federal or state law, or the consent to or acquiescence in such filing by or with respect to Maker, the same shall constitute an event of default under this Note (an “Event of Default”) and Holder may, without notice to Maker, accelerate the maturity of this Note; provided, however, in the event of the filing of any involuntary petition for bankruptcy, reorganization or arrangement pursuant to federal or state law with respect to Maker to which Maker does not consent to or acquiesce, Maker shall have a sixty (60) day period in which to cure such default and in the event Maker does not cure within said sixty (60) day period then Holder may, without notice to Maker, accelerate the maturity of this Note. Upon acceleration, the entire unpaid principal balance plus all accrued interest thereon, and any Prepayment Premium (defined below) and/or late charges provided for in this Note, in each case, to the extent applicable, shall, regardless of the Maturity Date specified hereinabove, at the option of Holder, be and become immediately due and payable, without any further notice or demand, such notice and demand being expressly waived, anything contained herein, in the Security Deed, in any other of the Loan Documents, or in any other instrument now or hereafter securing this Note to the contrary notwithstanding. Said option shall continue until all such defaults have been cured.

D. The principal of the indebtedness evidenced by this Note may not be prepaid in whole or in any part except as specifically provided in this paragraph.

(1) Maker agrees that Maker is absolutely and unconditionally prohibited from prepaying all or any portion of the principal of the indebtedness evidenced by this Note prior to the first day of the second Loan Year (as defined below). Thereafter, upon at least thirty (30) days prior written notice to Holder of the Maker’s intention to prepay this Note, and provided that Maker shall not be in default hereunder and no Event of Default has occurred and is continuing, and Maker shall not have caused or permitted to occur or exist an event which with the giving of notice or the passage of time (or both) would constitute, ripen into or result in a default under this Note or an Event of Default, Maker may prepay all (but not less than all) of the unpaid principal balance and all accrued interest of and on the indebtedness evidenced by this Note on any monthly installment payment due date (“Installment Date”) or if such a payment is made at any time other than an Installment Date, Maker shall pay interest for the remainder of the entire month (eg, the period between the date of such prepayment and the day prior to the next Installment Date), provided that, subject to Section D(6) below, Maker shall also pay a prepayment premium (“Prepayment Premium”) equal to the greater of: (a) one percent (1%) of the then outstanding principal balance of the indebtedness evidenced by this Note; or (b) the “Yield Maintenance Premium,” which shall be defined as being equal to the present value, discounted at the yield of the 4.00% Treasury bond due November 15, 2012 (or similar issue if this issue is no longer traded), as reported in The Wall Street Journal on the fifth (5th) business day preceding the prepayment date for the number of months remaining between the prepayment date and December 1, 2012, of a series of payments equal in number to the number of months from the prepayment date to December 1, 2012 where the amount of each payment is equal to (i) the product obtained by multiplying the difference obtained by subtracting the yield to maturity on the above-stated Treasury bond or note from the Base Interest Rate of this Note (but not below zero), times the unpaid principal balance evidenced by this Note on the day of and immediately preceding prepayment, (ii) divided by twelve (representing 12 months).

(2) A “Loan Year” shall be a period of twelve consecutive months, the first of which shall commence on the due date of the first installment of principal and interest hereunder (and the first Loan Year also shall include the period from the date hereof until such date), and each succeeding Loan Year shall commence on the anniversary of such date.

(3) Once Maker notifies Holder of Maker’s intention to make any prepayment permitted under the foregoing provisions of this paragraph D, Maker agrees to and shall be required to make the prepayment in accordance with such provisions. Maker’s failure to do so shall constitute a default under this Note.

(4) The Prepayment Premium required to be paid hereunder is to compensate Holder, and its successors and assigns, for the loss of interest it would otherwise earn on the principal hereof if such principal were allowed to remain outstanding, and for the cost incurred in connection with reinvestment of principal so prepaid at an earlier date than the Maturity Date. Any prepayment specified in the notice of intention to prepay referred to above shall become due and payable at the time provided in said notice (provided that such notice shall be given in accordance with the terms of this Note). Notwithstanding anything to the contrary above, but subject to Section D(6) below, the Prepayment Premium shall be payable regardless of whether or not the indebtedness evidenced by this Note is prepaid voluntarily or involuntarily or as the result of the exercise by Holder of any one or more of its rights and/or remedies on any Event of Default under this Note, the Security Deed or any other Loan Documents or during any period when prepayment is either not permitted, or is conditionally permitted (except that no Prepayment Premium shall be payable on involuntary prepayments by reason of: application of the proceeds of any proceedings in eminent domain, or proceedings in lieu thereof, or of the proceeds of fire or other casualty insurance or by operation of Section 7.01 of the Security Deed). Holder shall not be required to accept, negotiate about or consider any prepayment or tendered prepayment unless and until all terms and conditions of this Note have been strictly complied with.

(5) If upon the occurrence of an Event of Default by Maker hereunder or under the Security Deed and/or other Loan Documents and following the acceleration of the maturity hereof, as herein provided, then (i) except during the last twenty-seven (27) months prior to the Maturity Date, a tender of payment of the amount necessary to satisfy the indebtedness evidenced hereby is made by Maker, or by anyone on its behalf, prior to a foreclosure sale or grantee’s sale held under or pursuant to the Security Deed, such tender shall be deemed to constitute an evasion of the payment terms hereof and shall be deemed to be a prepayment hereunder and any such prepayment shall also include the Prepayment Premium required above in this Note in connection with prepayment, or (ii) if, at that time, there be no such privilege of prepayment such payment shall also include a premium for such prepayment in an amount that is the greater of (a) five percent (5%) of the then outstanding principal balance of this Note, or (b) the Yield Maintenance Premium determined in accordance with paragraph D(1)(b) above.

(6) No Prepayment Premium shall be assessed upon a payment in full of the outstanding balance hereunder within twenty-seven (27) months prior to the Maturity Date, upon not less than twenty (20) days prior written notice.

If the maturity of the indebtedness evidenced by this Note is accelerated by Holder as a consequence of the occurrence of an Event of Default, or in the event the right to foreclose the Security Deed shall otherwise accrue to Holder, the Maker agrees that, subject to Section D(6) above, an amount equal to the Prepayment Premium (determined as if prepayment were made on the date of acceleration) shall be added to the balance of unpaid principal and interest then outstanding, and that the indebtedness evidenced by this Note shall not be discharged except: (i) by payment of such Prepayment Premium, if applicable, together with the balance of principal and interest and all other sums then outstanding, if the Maker tenders payment of the indebtedness evidenced by this Note prior to completion of a non-judicial foreclosure sale, judicial order or judgment of foreclosure sale; or (ii) by inclusion of such Prepayment Premium, if applicable, as a part of the indebtedness evidenced by this Note in any such completion of a non-judicial foreclosure sale, judicial order or judgment of foreclosure.

BY INITIALING BELOW, MAKER EXPRESSLY ACKNOWLEDGES, AGREES AND UNDERSTANDS THAT, PURSUANT TO THE TERMS OF THIS NOTE, MAKER HAS AGREED THAT MAKER HAS NO RIGHT TO PREPAY THIS NOTE IN WHOLE OR IN PART FOR THE APPLICABLE PERIOD (THE “CLOSED PERIOD”) SET FORTH ABOVE IN THIS NOTE; THAT AFTER SUCH CLOSED PERIOD MAKER HAS NO RIGHT TO PREPAY THIS NOTE IN WHOLE OR IN PART WITHOUT PREPAYMENT PREMIUM EXCEPT ONLY AS OTHERWISE EXPRESSLY PROVIDED IN THIS NOTE; AND THAT MAKER SHALL BE LIABLE FOR THE PAYMENT OF A PREMIUM FOR PREPAYMENT OF THIS NOTE ON ACCELERATION OF THIS NOTE IN ACCORDANCE WITH ITS TERMS TO THE EXTENT SET FORTH HEREIN. FURTHERMORE, BY INITIALING BELOW, MAKER EXPRESSLY ACKNOWLEDGES, AGREES AND UNDERSTANDS THAT HOLDER HAS MADE THE LOAN EVIDENCED BY THIS NOTE IN RELIANCE ON SUCH AGREEMENTS OF MAKER AND HOLDER WOULD NOT HAVE MADE SUCH LOAN WITHOUT SUCH AGREEMENTS.

/s/ S J

Maker’s Initials

E. This Note is given for an actual loan in the above amount and is the promissory note or note referred to in and secured by the Security Deed. All of the agreements, conditions and covenants contained in the Security Deed which are to be kept and performed by the Maker are hereby made a part of this Note to the same extent and with the same force and effect as if they were fully set forth herein, and the Maker covenants and agrees to keep and perform them, or cause them to be kept and performed, strictly in accordance with their terms.

F. After the Maturity Date, and/or upon and after the occurrence or existence of any Event of Default under this Note, the Security Deed, or any of the other Loan Documents (including, without limitation, any failure to pay any monthly payment of principal, interest or any other sums on the date due), each and every payment of principal, accrued interest and other sums (including the entire unpaid principal balance of the indebtedness evidenced by this Note in the event of an acceleration of this Note), shall bear interest at the rate equal to the greater of (i) the Base Rate plus five (5) percent per annum; or (ii) the J.P. Morgan Bank Prime Rate plus five percent

(5%) per annum (the “Default Rate”) until paid in full.

G. The Maker recognizes that default by the Maker in making the payments herein agreed to be paid when due will result in the Holder incurring damages, consisting of, among other things, the incurrence of additional expense in servicing the Loan Documents, loss to the Holder of the use of the money due, and frustration to the Holder in meeting its other financial commitments. Therefore, the Maker agrees that, if, for any reason, the Maker fails to pay when due any payment due under this Note or under any of the other Loan Documents, then the Holder shall be entitled to a payment on account of the damages and detriment caused thereby. The parties hereto acknowledge, however, that it is extremely difficult and impractical to ascertain the extent of such damages; accordingly, the Maker agrees that, if the Maker fails to pay when due any payment due under this Note or under any of the other Loan Documents, then the Maker shall pay to the Holder, promptly upon the Holder’s demand therefor, an amount equal to five cents ($0.05) for each dollar ($1.00) overdue, except that Maker shall pay to Holder, promptly upon Holder’s demand therefor, an amount equal to three cents ($0.03) for each dollar ($1.00) overdue on the balloon payment due at the Maturity Date, which amounts the parties hereto agree represents a reasonable estimate of the damages sustained by the Holder.

H. Time is of the essence hereof and of every payment, obligation or duty to be performed or paid on the part of Maker.

I. Maker agrees that if, and as often as, this Note is placed in the hands of an attorney for collection or to defend or enforce Holder’s rights hereunder or under any instrument securing payment hereof, whether or not suit be brought, the Maker will pay to Holder its reasonable attorneys’ fees and all court costs and other fees and expenses incurred in connection therewith including, without limitation, any professional or expert witness fees.

J. If Holder advances funds as provided under the Loan Documents, including, but not limited to, advances to pay taxes accrued against the Deed Property, or advances funds to protect the Deed Property or any collateral securing this Note, such advances shall be added to the unpaid principal balance of this Note and shall accrue interest at the Default Rate and shall be and become immediately due and payable without notice or demand.

K. Maker, any and all guarantors and endorsers hereof and all other persons who may be or become liable for all or any part of the obligations or debts hereunder severally waive demand, presentment for payment, protest, notice of protest, notice of nonpayment and notices of every kind and also waive any suretyship and guaranty/guarantor defenses generally. Said parties consent to any extension of time (whether one or more) of payment of this Note, or the release of any party liable for payment or partial payment of this obligation. Any extension or release may be made without notice to any party and without discharging said party’s liability hereunder.

L. All notices to be given by Holder to Maker or by Maker to Holder pursuant to this Note shall be sufficient if delivered to a nationally recognized overnight delivery service, to the following described addresses of the parties hereto, or to such other address as a party may request in writing: (1) If to Maker, then at its address first set forth above in this Note; and (2) if to Holder, then to 5400 University Avenue, West Des Moines, Iowa 50266, Attn: Real Estate and Commercial Mortgage Manager; with a copy to Morain & Pugh, P.L.C., 5400 University Avenue, West Des Moines, Iowa 50266. Any time period provided in the giving of any notice hereunder shall commence upon, and any notice given in accordance herewith shall be effective upon, the date delivered to said overnight delivery service.

M. Holder shall not be deemed, by any act of omission or commission, to have waived any of its rights or remedies hereunder unless such waiver is in writing and signed by the Holder, and then only to the extent specifically set forth in the writing. A waiver with reference to one event shall not be construed as continuing or as a bar to or waiver of any right or remedy as to a subsequent event.

N. The remedies of Holder, as provided herein, in the Security Deed and in the other Loan Documents are not exclusive and such remedies, and those otherwise available in law or equity, shall be cumulative and concurrent and may be pursued singularly, successively or together, at the sole discretion of Holder, and may be exercised as often as occasion therefor shall occur; and the failure to exercise any such right or remedy shall in no event be construed as a waiver or release thereof.

O. Notwithstanding anything to the contrary contained in this Note, Maker shall not be obligated to pay, and Holder shall not be entitled to charge, collect, receive, reserve, or take, interest (it being understood that “interest” shall be calculated as the aggregate of all charges which constitute interest under applicable law that are contracted for, charged, reserved, received, or paid) in excess of the maximum non-usurious interest rate, as in effect from time to time, which may be charged, contracted for, reserved, received, or collected by Holder in connection with this Note and the other Loan Documents (such rate, the “Highest Lawful Rate”). During any period of time in which the interest rates specified herein exceed the Highest Lawful Rate, interest shall accrue and be payable at the Highest Lawful Rate; provided that, if the interest rates decline below the Highest Lawful Rate, interest shall continue to accrue and be payable at the Highest Lawful Rate (so long as there remains any unpaid principal with respect to the loan evidenced hereby) until the interest that has been paid equals the amount of interest that would have been paid if interest had at all times accrued and been payable at the applicable interest rates specified herein. If, for any reason, Holder receives anything of value as interest or anything deemed interest by applicable law under this Note, any of the other Loan Documents, or otherwise that results in Holder receiving interest in an amount in excess of the Highest Lawful Rate, then the amount of such excess shall be applied to the reduction of the principal amount owing hereunder or on account of any other indebtedness of Maker to Holder, and not to the payment of interest. If, however, the amount of such excess exceeds the unpaid principal balance of all indebtedness of Maker to Holder such amount shall be refunded to Maker. In determining whether or not the interest paid or payable with respect to any indebtedness of Maker to Holder exceeds the Highest Lawful Rate, Maker and Holder shall, to the maximum extent permitted by applicable law: (i) characterize any non-principal payment as an expense, fee or premium rather than as interest; (ii) exclude voluntary prepayments and the effects thereof; (iii) amortize, prorate, allocate and spread the total amount of interest throughout the actual term of such indebtedness so that it does not exceed the maximum amount permitted by applicable law; or (iv) allocate interest between portions of such indebtedness so that, to the greatest extent possible, no such portion shall bear interest at a rate greater than the maximum rate permitted by applicable law. For purposes of this Section, the term “applicable law” means the internal laws of the State of Georgia, but, to the extent, contrary to the express intent of the parties, such choice of law is found to be inapplicable to this Note, then “applicable law” shall mean that law in effect from time to time and applicable to this loan transaction which lawfully permits the charging and collection of the highest permissible, lawful, non-usurious rate of interest on such loan transaction and this Note, and, to the extent controlling, laws of the United States of America.

P. This Note is to be governed by and construed in accordance with the laws of the State of Georgia (excluding conflict of laws rules).

Q. In case any one or more of the provisions of this Note shall, for any reason, be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provisions of this Note, and this Note shall be construed as if such invalid, illegal, or unenforceable provision had never been contained herein. If any one or more of the provisions contained in this Note shall for any reason be held to be excessive as to amount, time, duration, scope, activity, or subject, such provisions shall be construed by limiting and reducing it so as to make such provision enforceable to the extent compatible with the law applicable to this Note.

R. Whenever used herein, the singular number shall include the plural, the plural the singular and the words “Maker” and “Holder” shall be deemed respectively to include the named payor and payee under this Note and their respective successors and assigns. The term “Maker” also shall include any other person who at any time owns all or any portion of the Deed Property, but nothing herein shall authorize Maker to sell, transfer or convey all or any portion of the Deed Property except as may be expressly permitted under the Security Deed.

S. All amounts due and payable hereunder shall be due and payable as provided herein but without any offset, deduction, decrease or hold-back of any kind for any reason.

T. (1) Anything contained in any provision of this Note to the contrary notwithstanding (but subject to subparagraph (2) of this paragraph), if any foreclosure proceeding is brought under the provisions of the Security Deed or otherwise to enforce such provisions or those of this Note, or if Maker is otherwise in default under this Note, Holder shall not be entitled to take any action to procure any money deficiency judgment or deficiency decree against Maker, it being understood and agreed that Holder’s recourse hereunder shall be limited to Maker’s interest in the land, improvements, furnishings, fixtures, equipment and other real and personal property encumbered by or on which a security interest, lien or encumbrance is granted or taken pursuant to the Security Deed and other Loan Documents, as well as to the enforcement of the lien created by the Security Deed and other Loan Documents, and to the collateral and other security held by the Holder; provided, however, that nothing in the provisions of this paragraph shall be deemed to limit, alter or impair the enforceability of the rights and remedies of Holder under the Security Deed and/or any other Loan Documents, against the Deed Property (as defined in the Security Deed), or against any other property which may from time to time be given to Holder as security for the performance of Maker’s obligations hereunder or under the Security Deed or any other Loan Document.

(2) Notwithstanding the provisions of subparagraph (1) of this paragraph, Maker shall be liable for, and subject to, judgments, money deficiency judgments and decrees solely arising from and solely to the extent of any loss or cost, expense or damage suffered by Holder as a result of or in connection with any one or more of the following:

(i) Maker applying any insurance or condemnation proceeds other than as permitted under the Security Deed;

(ii) any act of fraud of Maker (or any trustee, beneficiary, shareholder, member or general partner of Maker) or any fraudulent statement contained herein, in the Security Deed or in any of the other Loan Documents or in any other agreement, certificate or instrument delivered pursuant thereto or in connection therewith;

(iii) any material misrepresentation of Maker or any trustee, beneficiary, shareholder, member or general partner of Maker that results in a material diminution of the value of the Building (as defined in the Security Deed) or any intentional material misrepresentation contained herein, in the Security Deed or in any of the other Loan Documents or in any other agreement, certificate or instrument delivered pursuant thereto or in connection therewith;

(iv) Maker collecting Rents (as defined in the Security Deed) more than one (1) month in advance or failing to apply Rents in the manner and for the purposes provided for in the Security Deed and in any other Loan Document;

(v) Maker misapplying any security deposits made under any Lease (as defined in the Security Deed);

(vi) Maker failing to comply with Section 3.19 of the Security Deed or any other provision thereof or of any other Loan Document relating to compliance with Applicable Environmental Laws and/or Legal Requirements (as such terms are defined in the Security Deed);

(vii) any diminution in value of the Deed Property arising from the waste (either actual or permissive) of Maker;

(viii) the amount of any deductible amount under a policy of insurance relating to the Deed Property;

(ix) the failure of Maker to maintain in effect any insurance required under the Security Deed or the failure of Maker to pay any taxes and/or assessments required to be paid under the Security Deed or under any other Loan Documents;

(x) an earthquake affecting the Deed Property;

(x) the filing by Maker of any voluntary petition for bankruptcy, reorganization or arrangement pursuant to federal or state law, or the consent to or acquiescence in such filing by or with respect to Maker, or if Maker shall institute any proceeding for the dissolution or liquidation of Maker, or if Maker shall make an assignment for the benefit of creditors;

(xi) Maker making any payment to any person to the extent such payment shall be deemed to be a fraudulent conveyance under applicable laws;

(xii) Maker making, directly or indirectly, any unauthorized transfers of any interest in the Deed Property as provided in the Security Deed;

(xiii) Maker making any unauthorized amendments to Major Leases (as defined in the Security Deed) which change the rental rates, the reimbursements, the term of the Lease or the obligations of Landlord;

(xiv) the failure of the Improvements (as defined in the Security Deed) to have been constructed in accordance with the requirements of any applicable condition, covenant or restriction of record encumbering the Deed Property; and

(xiv) any and all costs and expenses, including attorneys’ fees and expenses, incurred by Holder in connection with the enforcement of any of the foregoing recourse provisions.

Further, nothing herein contained shall be deemed to limit, vary, modify or amend any obligation owed to Holder under that certain Environmental Certification and Indemnity Agreement of even date herewith executed by Maker in favor of Holder, and nothing herein contained shall be deemed to limit, vary, modify, amend, release or discharge any obligation owed to Holder under any guaranty agreement executed in connection herewith.

U. This Note (and, to the extent referred to herein, the Security Deed and the other Loan Documents) constitutes the full and complete integrated agreement with respect to the subject matter hereof and supersedes any prior or contemporaneous oral or written agreements, including, but not limited to, that certain commitment letter dated October 25, 2007 from Holder to CBRE Capital Markets as modified and supplemented (collectively the “Commitment Letter”). Maker acknowledges that the Commitment Letter may contain terms and provisions different than or in addition to those set forth in this Note, the Security Deed or the other Loan Documents and that this Note, the Security Deed or the other Loan Documents may contain provisions not set forth in the Commitment Letter. By signing this Note, Maker agrees that any such different or additional terms or provisions are superseded by the provisions of this Note, the Security Deed and the other Loan Documents (except that nothing in the foregoing shall supersede any provisions of the Commitment Letter obligating Maker to pay or reimburse to Holder any fees, deposits, costs or expenses in connection with the loan made by Holder to Maker that is evidenced by this Note and such provisions shall remain binding on Maker).

V. Notwithstanding anything to the contrary contained herein, all references herein and in any of the Loan Documents to attorneys’ fees shall be deemed to refer to reasonable attorneys’ fees actually incurred and not to statutory attorneys’ fees under O.C.G.A. § 13-1-11; provided, however, such attorneys’ fees actually incurred shall not exceed attorneys’ fees provided for in O.C.G.A. §13-1-11.

W. By signing below, Maker acknowledges receiving a copy of this Note and acknowledges receiving a copy of all documents signed by Maker in connection with this Note.

X. This instrument may be executed in several counterparts, which together shall constitute but one and the same instrument.

Y. THE PARTIES HERETO, AFTER CONSULTING OR HAVING HAD THE OPPORTUNITY TO CONSULT WITH COUNSEL, KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT THEY MAY HAVE TO A TRIAL BY JURY IN ANY LITIGATION BASED ON OR ARISING OUT OF THIS AGREEMENT OR INSTRUMENT, OR ANY RELATED INSTRUMENT OR AGREEMENT, OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY OR ANY COURSE OF CONDUCT, DEALING, STATEMENTS, WHETHER ORAL OR WRITTEN, OR ACTION OF ANY PARTY HERETO. NO PARTY SHALL SEEK TO CONSOLIDATE BY COUNTERCLAIM OR OTHERWISE, ANY SUCH ACTION IN WHICH A JURY TRIAL HAS BEEN WAIVED WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED. THESE PROVISIONS SHALL NOT BE DEEMED TO HAVE BEEN MODIFIED IN ANY RESPECT OR RELINQUISHED BY ANY PARTY HERETO EXCEPT BY A WRITTEN INSTRUMENT EXECUTED BY ALL PARTIES.

IMPORTANT: READ BEFORE SIGNING. THE TERMS OF THIS AGREEMENT SHOULD BE READ CAREFULLY BECAUSE ONLY THOSE TERMS IN WRITING ARE ENFORCEABLE. NO OTHER TERMS OR ORAL PROMISES NOT CONTAINED IN THIS WRITTEN CONTRACT MAY BE LEGALLY ENFORCED. MAKER MAY CHANGE THE TERMS OF THIS AGREEMENT ONLY BY ANOTHER WRITTEN AGREEMENT. THIS NOTICE ALSO APPLIES TO ANY OTHER CREDIT AGREEMENTS (EXCEPT EXEMPT TRANSACTIONS) NOW IN EFFECT BETWEEN YOU AND THIS HOLDER.

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IN WITNESS WHEREOF, Maker has caused this Note to be signed under seal and delivered on the day and year first written above.

Signed, sealed and delivered in the presence of: /s/ Phil C. Han Unofficial Witness /s/ Tracy Liu Unofficial Witness	NNN HEALTHCARE/OFFICE REIT NORTHMEADOW, LLC, a Georgia limited liability company By: /s/ Shannon K S Johnson (Seal) Name: Shannon K S Johnson Title: Authorized Signatory

STATE OF CALIFORNIA	)
) ss:
COUNTY OF ORANGE	)

On November 19, 2007 before me, the undersigned, a Notary Public in and for said County and State, personally appeared Shannon K. S. Johnson, personally known to me to be the person whose name is subscribed to the within instrument and acknowledged to me that she executed the same in her authorized capacity, and that by her signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

WITNESS my hand and official seal.

/s/ Monica Chavez
Notary Public

[Seal] Monica Chavez
[Seal] Commission # 1762879
[Seal] Notary Public – California
[Seal] Orange County
[Seal] My Comm. Expires Aug 21, 2001

Commission Expiration Date:

August 21, 2011

[AFFIX NOTARIAL SEAL]

[SIGNATURE PAGE TO SECURED INSTALLMENT NOTE]